EXHIBIT 99.1

TOMI Announces Preliminary Second Quarter Revenue Growth of 90%

FREDERICK, Md., July 24, 2023 (GLOBE NEWSWIRE) -- TOMI Environmental Solutions, Inc.® (“TOMI”) (NASDAQ: TOMZ), a global company specializing in disinfection and decontamination solutions, today announced preliminary unaudited revenue for its second quarter ended June 30, 2023.

Revenue is expected to be approximately $2.8 million, an increase of an estimated $1.3 million or 90%, as compared to the revenue for the same quarterly period in 2022. The preliminary revenue represents an increase of $1.2 million, or 75% as compared to the revenue for the three months ended March 31, 2023.

Dr. Halden Shane, TOMI Chief Executive Officer states, “We anticipate improved financial results in the second quarter led by strong growth in our product and service revenues. We believe that this improved result is a reflection of our successful strategy to expand and grow our sales channels and customer base.”

The preliminary financial results for the quarter ended June 30, 2023 are unaudited, reflect our estimated financial results and are based on information available to management as of the date of this release and are subject to potential further material changes upon completion of the Company’s standard quarter-end closing procedures. In preparing this information, management made certain judgments and estimates about the appropriateness of certain reported amounts and disclosures. Our actual financial results for the three months ended June 30, 2023, have not yet been finalized by management and remain subject to the completion of management’s final review and our other closing procedures, as well as the completion of the review of our financial statement by our independent auditors. These preliminary estimated results do not represent a comprehensive statement of all financial results for the three and six months ended June 30, 2023. We are required to consider all available information through the finalization of our financial statements and their possible impact on our financial conditions and results of operations for the period, including the impact of such information on our judgments and estimates referred to above.

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TOMI™ Environmental Solutions, Inc.: Innovating for a safer world®

TOMI™ Environmental Solutions, Inc. (NASDAQ: TOMZ ) is a global decontamination and infection prevention company, providing environmental solutions for disinfection through the manufacturing, sales and licensing of its premier Binary Ionization Technology ® (BIT™) platform. Invented under a defense grant in association with the Defense Advanced Research Projects Agency (DARPA) of the U.S. Department of Defense, BIT™ solution utilizes a low percentage hydrogen peroxide as its only active ingredient and uses patented ionized Hydrogen Peroxide (iHP™) technology in all SteraMist systems to create superior disinfection. TOMI products are designed to service a broad spectrum of use sites, including, but not limited to, hospitals and medical facilities, biosafety labs, pharmaceutical facilities, commercial and office buildings, schools, restaurants, meat and produce processing facilities, and police and fire departments.

For additional information, please visit https://steramist.com/ or contact us at info@tomimist.com

 Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management’s judgment, beliefs, current trends, and anticipated product performance. These forward-looking statements include, without limitation, statements relating to our preliminary financial results, which are subject to quarter-end closing procedures. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Forward-looking statements involve a number of risks and uncertainties, all of which are difficult or impossible to predict accurately and many of which are beyond our control. As such, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Important factors that could affect our performance and cause results to differ materially from management’s expectations are described in the section entitled “Risk Factors,” in our Annual Report on Form 10-K and other SEC filings. These factors include: our history of losses that may prevent us from achieving profitability in the future; our lack of long-term customer contracts and our inability to rely on our sales history or backlog as an indicator of our future sales; that we are subject to a variety or risks associated with doing business internationally; our success in business depends on our ability to adequately protect our intellectual property; completing of quarter-end financial closing procedure, and that our stock price is volatile and there is a limited market for our shares. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today’s date, unless otherwise stated, and we undertake no duty to update such information, except as required under applicable law.

INVESTOR RELATIONS CONTACT:

John Nesbett/Rosalyn Christian

IMS Investor Relations

tomi@imsinvestorrelations.com

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